SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 6, 2005

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 6, 2005, Fisher Broadcasting Company, Inc. (the “Company”), a wholly owned subsidiary of Fisher Communications, Inc., entered into various letter agreements (the “Renewal Letter Agreements”) with American Broadcasting Companies, Inc. (“ABC”) setting forth the terms of renewal of network affiliation agreements for KOMO and KATU, the Company’s television stations located in Seattle and Portland. The Renewal Letter Agreements provide that KOMO and KATU will continue to be affiliated with ABC pursuant to the terms and conditions of the stations’ prior affiliation agreements dated April 17, 1995 (the “Original Agreements”), as amended by the terms of the Renewal Letter Agreements. Among other changes to the Original Agreements, the Renewal Letter Agreements provide for revised network compensation amounts and station rates. The new compensation rates are retroactive to November 1, 2004. The Renewal Letter Agreements are effective as of January 1, 2005 and terminate on August 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: May 11, 2005	By	/s/ Robert C. Bateman
Robert C. Bateman Senior Vice President Chief Financial Officer